UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 4, 2013

Date of earliest event reported: February 26, 2013

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd. Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 26, 2013, OfficeMax Incorporated (“OfficeMax”) entered into the Fourth Amended and Restated Operating Agreement of Boise Cascade Holdings, L.L.C. (“BCH”). On the same date, the board of directors and members of BCH approved a recapitalization of BCH through a merger pursuant to which all of the outstanding Series B Units and Series C Units of BCH were exchanged for newly-issued common units of BCH based on ratios established by reference to the per share closing price of Boise Cascade Company common stock as reported on the New York Stock Exchange on February 25, 2013.

Following the recapitalization, OfficeMax holds 20.01% of the Common Units of BCH and no other class of equity of BCH is outstanding. The remaining Common Units of BCH are owned by Forest Products Holdings, L.L.C. and its affiliates.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Fourth Amended and Restated Operating Agreement of Boise Cascade Holdings, L.L.C. included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Fourth Amended and Restated Operating Agreement of Boise Cascade Holdings, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2013

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 10.1	Fourth Amended and Restated Operating Agreement of Boise Cascade Holdings, L.L.C.